UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2023
_________________
SeaStar Medical Holding Corporation
(Exact name of registrant as specified in its charter)
_____________________
Delaware	001-39927	85-3681132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3513 Brighton Blvd., Suite 410 Denver, Colorado	80216
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (813) 222-8996
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, 0.0001 Par Value Member	ICU	The Nasdaq Stock Market LLC
Warrants Each Whole Warrant Exercisable For One Share Of Common Stock For 11.50 Per Share Member	ICUCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.          Entry into a Material Definitive Agreement.
On June 6, 2023, SeaStar Medical Holding Corporation (the “Company”) and Vellar Opportunity Fund SPV LLC – Series 4 (“Vellar”) entered into the Share Issuance and Settlement Agreement (the “Agreement”), pursuant to which the Company agreed to issue and deliver to Vellar 1,000,000 shares of common stock, par value $0.0001 per share, of the Company (the “Settlement Shares”) in lieu of the obligation of the Company to pay certain maturity consideration to Vellar under the Prepaid Forward Purchase Agreement, dated as of October 17, 2022, between the Company and Vellar (the “FPA”), as a result of the occurrence of a VWAP Trigger Event (as defined under the FPA). The Agreement also requires the Company to register the Settlement Shares on a registration statement filed pursuant to the Securities Act of 1933, as amended. As a result of the Agreement, both parties agreed that each party’s obligations under the FPA are terminated.
The above disclosure is a summary and qualified in its entirety by the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report for the period ending June 30, 2023.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2023

          SeaStar Medical Holding Corporation

          By:          /s/ Eric Schlorff
          Name:     Eric Schlorff
          Title:       Chief Executive Officer